EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Alliance International Corp. (“the Company”) on Form 10-K for the year ended June 30, 2022 as filed with the Securities and Exchange Commission on the date of hereof (the “Report”), we, Richard Carey, Chairman of the Company, and Anthony L. Anish, Chief Financial Officer, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Richard Carey
Richard Carey
Chairman
(Principal Executive Officer)

Date: November 22, 2022

By:	/s/ Anthony L. Anish
Anthony L. Anish
Chief Financial Officer
(Principal Financial Officer)

Date: November 22, 2022